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                                   EXHIBIT 1


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SUNCOR ENERGY PROVIDES INVESTORS WITH FOURTH QUARTER GUIDANCE

JANUARY 9, 2003
(All financial figures are in Canadian dollars unless noted otherwise.)

CALGARY, ALBERTA - Suncor Energy Inc. today released its update on the company's Outlook for the fourth quarter 2002, issued October 23, 2002. This information is reported regularly every three months to provide guidance on Suncor's financial results for the most recently completed quarter. Figures are preliminary estimates only. Final unaudited figures will be made available when Suncor releases its fourth quarter news release on Tuesday, January 21, 2003.

--------------------------------- ------------------------- ------------------------ ------------------------------
                                       CURRENT Q4 2002         Q4 2002 Outlook           CURRENT FULL YEAR 2002
                                          GUIDANCE            As of October 23/02              GUIDANCE
--------------------------------- ------------------------- ------------------------ ------------------------------
OIL SANDS

Production (bpd)                          225,000             220,000 to 225,000                206,000

Sales (bpd)                          223,000 TO 227,000       220,000 to 225,000                204,000

Sales mix
/X/ light sweet                             51%                       46%                         51%
/X/ diesel                                  11%                       12%                         11%
/X/ light sour/bitumen                      38%                       42%                         38%

Realization on crude sales           WTI @ CUSHING LESS       WTI @ Cushing less          WTI @ CUSHING LESS
basket (before hedging)             CDN$5.40 PER BARREL       CDN$4.50 per barrel         CDN$4.15 PER BARREL

Cash operating costs                  $12.50 TO $13.00          $12.00 to $12.50           $13.25 TO $13.50
                                         PER BARREL                per barrel                 PER BARREL
--------------------------------- ------------------------- ------------------------ ------------------------------
NATURAL GAS

Natural gas (mmcf/d)                          180                   180 to 185                    180
NGLs (bpd)                                   2,400                     2,000                     2,400
Crude oil (bpd)                              1,500                     1,300                     1,500

Natural gas pricing                      $4.90 PER MCF                  ---                  $3.90 PER MCF
--------------------------------- ------------------------- ------------------------ ------------------------------
ENERGY MARKETING AND REFINING

Refining margins                      6.6 CENTS PER LITRE               ---               4.8 CENTS PER LITRE

Retail margins                        6.5 CENTS PER LITRE               ---               6.6 CENTS PER LITRE
--------------------------------- ------------------------- ------------------------ ------------------------------


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FACTORS AFFECTING FOURTH QUARTER RESULTS:

/X/ Although total crude oil production was not affected, the oil sands product sales mix was impacted by a planned nine-day hydrotreater maintenance shutdown on one of the company's two oil sands upgraders.

/X/ In the fourth quarter, Suncor also expects an unrealized $2 million after-tax foreign exchange gain on its U.S. dollar denominated debt. For 2002, Suncor expects an unrealized $8 million after-tax foreign exchange gain on its U.S. dollar denominated debt.

Suncor hedged about 50 per cent of budgeted production in 2002 and 36 per cent in 2003. The company continues to work towards hedging 30 per cent of budgeted production in 2004, 2005 and 2006. The objective of Suncor's hedging program is to lock in prices on a portion of the company's future production to reduce exposure to market volatility, manage debt levels and support the company's ability to finance future growth.

The following table sets out the company's approximate crude oil hedge position as of December 31, 2002 for the years indicated.

---------------------------------------- --------------------- ------------------------------------------------
2002                                     57,000 bpd            @US$20.42 (crude oil swap)
                                         43,000 bpd            @US$22.29 - $26.94 (costless collar)
---------------------------------------- --------------------- ------------------------------------------------
2003 January to April, inclusive         10,000 bpd            @US$30.10 (crude oil swap)
---------------------------------------- --------------------- ------------------------------------------------
2003                                     15,000 bpd            @US$24.46 (crude oil swap)
                                         60,000 bpd            @US$21.27 - $25.56 (costless collar)
---------------------------------------- --------------------- ------------------------------------------------
2004                                     25,000 bpd            @US$22.85 (crude oil swap)
                                         11,000 bpd            @US$21.00 - $23.65 (costless collar)
---------------------------------------- --------------------- ------------------------------------------------
2005                                     21,000 bpd            @US$21.85 (crude oil swap)
---------------------------------------- --------------------- ------------------------------------------------
2006                                     0 bpd                    ---
---------------------------------------- --------------------- ------------------------------------------------

Prior to initiating the major Oil Sands expansion completed in December 2001, Suncor entered into foreign exchange contracts, including a calendar-year 2002 contract to convert US$314 million to Canadian dollars at a fixed exchange of $0.705. Suncor has no further plans to enter into foreign exchange contracts beyond 2002.

OTHER CONSIDERATIONS

Suncor currently estimates that in 2010, the exposure of the Kyoto Protocol on the company's oil sands cash operating costs would be about $0.20 to $0.27 per barrel. This projection assumes a production level of 500,000 barrels per day has been achieved and that the maximum price for carbon credits would, as the Federal Government of Canada has pledged,


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be capped at $15 per tonne of carbon dioxide equivalent. Suncor does not anticipate the cost implications of the Kyoto Protocol will have a material impact on its business or future growth plans.

Suncor Energy is an integrated Canadian energy company. Suncor's oil sands business mines and upgrades oil sand near Fort McMurray in northern Alberta, and markets custom-blended refinery feedstock and diesel fuel. Suncor is also a conventional natural gas producer in western Canada and operates a refining and marketing business in Ontario with retail distribution under the Sunoco brand. At the same time as Suncor meets today's energy needs, the company invests in renewable energy for the future. Suncor's common shares and preferred securities are listed on the Toronto and New York stock exchanges (symbol: SU).

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY WORDS LIKE "ESTIMATES," GUIDANCE," "OUTLOOK," "EXPECTS," "ASSUMES," "ANTICIPATES" AND SIMILAR EXPRESSIONS. THESE FORWARD-LOOKING STATEMENTS ARE MADE IN LIGHT OF THE COMPANY'S EXPERIENCE, ITS PERCEPTION AND ASSESSMENT OF HISTORICAL AND FUTURE TRENDS, AND THE APPLICATION OF KEY ASSUMPTIONS RELATING TO FUTURE EVENTS AND CIRCUMSTANCES. THESE ASSUMPTIONS INCLUDE, AMONG OTHERS, PRICING ASSUMPTIONS ON CASH COSTS AND THE COMPONENTS THEREOF AND THE COMPANY'S ASSESSMENT OF THE IMPACT OF CURRENTLY PLANNED OR ANTICIPATED EVENTS SUCH AS MAINTENANCE SHUTDOWNS. THESE FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ACTUAL RESULTS COULD DIFFER MATERIALLY, AS A RESULT OF CHANGES TO SUNCOR'S PLANS AND THE IMPACT OF FACTORS, RISKS AND UNCERTAINTIES, KNOWN AND UNKNOWN, TO WHICH SUNCOR'S BUSINESS IS SUBJECT. SOME OF THESE RISKS, UNCERTAINTIES AND OTHER FACTORS ARE SIMILAR TO THOSE AFFECTING OTHER INTEGRATED ENERGY COMPANIES, WHILE OTHERS ARE UNIQUE TO SUNCOR. THESE COULD INCLUDE: CHANGES IN GENERAL ECONOMIC, MARKET AND BUSINESS CONDITIONS; FLUCTUATIONS IN SUPPLY AND DEMAND FOR SUNCOR'S PRODUCTS; FLUCTUATIONS IN COMMODITY PRICES AND CURRENCY EXCHANGE RATES; THE IMPACT OF STAKEHOLDER CONSULTATION; THE REGULATORY PROCESS; TECHNICAL ISSUES; ENVIRONMENTAL ISSUES; THE SOURCE AND INTENSITY OF THE COMPANY'S GREENHOUSE GAS EMISSIONS; TECHNOLOGICAL CAPABILITIES; NEW LEGISLATION, INCLUDING LEGISLATION IMPLEMENTING THE KYOTO PROTOCOL; COMPETITIVE AND GENERAL ECONOMIC FACTORS AND CONDITIONS; THE MAINTENANCE OF SATISFACTORY RELATIONSHIPS WITH UNIONS, EMPLOYEE ASSOCIATIONS AND JOINT VENTURES; THE UNCERTAINTIES RESULTING FROM POTENTIAL DELAYS OR CHANGES IN PLANS; THE OCCURRENCE OF UNEXPECTED EVENTS; AND SUNCOR'S CAPABILITY TO EXECUTE AND IMPLEMENT ITS FUTURE PLANS. MANY OF THESE RISK FACTORS ARE DISCUSSED IN SUNCOR'S CURRENT ANNUAL REPORT TO SHAREHOLDERS AND ANNUAL INFORMATION FORM (INCLUDING THOSE PORTIONS IDENTIFIED UNDER THE HEADING "RISK/SUCCESS FACTORS" AND SIMILAR HEADINGS), ON FILE WITH THE ALBERTA SECURITIES COMMISSION AND CERTAIN OTHER SECURITIES REGULATORY AUTHORITIES. READERS ARE ALSO REFERRED TO THE RISK FACTORS DESCRIBED IN OTHER DOCUMENTS THAT SUNCOR FILES FROM TIME TO TIME WITH SECURITIES REGULATORY AUTHORITIES. COPIES OF THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE FROM THE COMPANY.

THE FORWARD-LOOKING STATEMENTS IN THIS NEWS RELEASE SPEAK ONLY AS OF THE DATE HEREOF. SUNCOR DOES NOT UNDERTAKE ANY DUTY TO UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT CHANGES AFTER THE DATE HEREOF IN ASSUMPTIONS (OR THE TRENDS OR FACTORS UNDERLYING THEM) OR ACTUAL EVENTS OR EXPERIENCE.

                                     - 30 -

For more information about Suncor, visit our website at www.suncor.com or contact:

John Rogers,
vice president, investor relations (403) 269-8670